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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-effective Amendment No. 1 to Form S-4 (No. 333-74196) on Form S-8 of Clear Channel Communications, Inc. pertaining to the registration of 131,950 shares of its common stock of our reports dated February 18, 2002, with respect to the consolidated financial statements and related financial statement schedule of Clear Channel Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.





                                       /s/ ERNST & YOUNG LLP

San Antonio, Texas
June 13, 2002